Exhibit 10.2

CARMAX, INC.

RETIREMENT RESTORATION PLAN

Effective January 1, 2009

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE III	ACCOUNTS AND INVESTMENTS	8
3.01	Establishment of Accounts	8
3.02	Retirement Restoration Contributions	8
3.03	Salary Reduction Contributions	8
3.04	Matching Contributions	8
3.05	Investment Options and Allocation of Net Income/Loss	9
3.06	Vesting	9
ARTICLE IV	DISTRIBUTION	10
4.01	Payment of Benefits	10
4.02	Form of Distribution	10
4.03	Federal Income Tax Withholding	10
4.04	Discharge of Obligation	10
ARTICLE V	ADMINISTRATION	11
5.01	Administrator	11
5.02	Powers of Administrator	11
5.03	Benefit Claims Review Procedure	12
5.04	Administrative Costs	12
5.05	Fiduciary Discretion	12
ARTICLE VI	AMENDMENT AND TERMINATION OF THE PLAN	13
6.01	Amendment of the Plan	13
6.02	Termination of the Plan	13
ARTICLE VII	GENERAL PROVISIONS	14
7.01	No Guarantee of Employment	14
7.02	Unfunded Plan	14
7.03	Trust	14
7.04	Payments to Minors and Incompetents	14
7.05	Non-Alienation of Benefits	15
7.06	Headings and Subheadings	15
7.07	Use of Masculine and Feminine; Singular and Plural	15
7.08	Beneficiary Designation	15
7.09	Errors and Omissions	15
7.10	Governing Law	15
7.11	Omnibus Provisions	15

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

INTRODUCTION

The CarMax, Inc., Retirement Restoration Plan is adopted effective January 1, 2009.  The purpose of the Plan is to supplement the benefits payable for a select group of management or highly compensated employees of CarMax, Inc. and its affiliates to the extent that retirement contributions are limited under the CarMax, Inc., Retirement Savings Plan as a result of the application of sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended.  The Plan is also intended to provide supplemental savings to eligible employees through a program of salary reduction contributions (that are matched, in part, by employer contributions in accordance with the terms of the Plan).  The Company has determined that the adoption of the Retirement Restoration Plan will assist in attracting and retaining those employees whose abilities and experience will contribute to its continued success.

The Plan is intended to be a plan that is unfunded and maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in the Employee Retirement Income Security Act of 1974, as amended.  The Plan also is intended to satisfy the requirements of Code section 409A.  All questions concerning the Plan should be interpreted in light of the Company’s intention to conform to the applicable requirements of ERISA and Code section 409A.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE I

DEFINITIONS

1.01	Account

Account means the account or bookkeeping record reflecting a Participant’s interest in the Plan.  A Participant may have several Accounts under the Plan, including a Salary Reduction Contribution Account, a Matching Contribution Account and a Retirement Restoration Contribution Account.  When the term “Account” is used without modification, it means the sum of all the Participant’s Plan Accounts.

1.02	Administrator

Administrator means the committee appointed as Administrator by the Chief Financial Officer in accordance with Article V.

1.03	Beneficiary

Beneficiary means the person or entity specified by a Participant by the method prescribed by the Administrator for that purpose.  If a Participant does not designate a Beneficiary or if the designated Beneficiary predeceased the Participant or is not in existence on the date of the Participant’s death, then Beneficiary means the Participant’s Surviving Spouse, or if there is no Surviving Spouse, the executor(s) or administrator(s) of the Participant’s estate.

1.04	Board

Board means the Board of Directors of CarMax, Inc.

1.05	Code

Code means the Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law.  A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

1.06	Committee

Committee means the Compensation and Personnel Committee of the Board.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

1.07	Company

Company means CarMax, Inc., and all of its Related Companies, subsidiaries and divisions except for those Related Companies, subsidiaries and divisions whose employees or segments thereof have not been designated to be included in this Plan.  Where only a segment of a Related Company’s, subsidiary’s or division’s employees has been designated for coverage hereunder, “Company” applies to such Related Company, subsidiary or division only as it relates to such entity’s employees eligible for coverage.

1.08	Compensation

Compensation means “Compensation,” as defined under the Retirement Savings Plan, without regard to the subsections of the Retirement Saving Plan “Compensation” definition:

(a)           that relate to top-heavy rules and anti-discrimination rules; and

(b)           that impose the limits prescribed and adjusted by Code section 401(a)(17) and 415(d).

1.09	Eligible Employee

Eligible Employee means an Employee who is a member of a select group of management or highly compensated employees of the Company.

1.10	Employee

Employee means a person employed by the Company as a common law employee on the Company’s U.S. payroll.  It is expressly intended that persons not employed as common law employees on the Company’s U.S. payroll are to be excluded from participation in the Plan, even if a court or administrative agency determines that such individuals are common law employees.  The term “Employee” shall not include independent contractors or leased employees within the meaning of Code section 414(n)(2).

1.11	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time and as construed, interpreted and modified by regulations or rulings.

1.12	Key Employee

Key Employee means a Participant who, as of December 31st of a calendar year, meets the requirements of Code section 416(i)(1)(A)(i), (ii) or (iii) applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5).  A Participant who meets the criteria in the preceding sentence will be considered a Key Employee for purposes of the Plan for the 12-month period commencing on the next following April 1.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

1.13	Matching Contribution

Matching Contribution means any unfunded matching contribution allocation made for the benefit of the Participant by the Company under Plan section 3.04.

1.14	Matching Contribution Account

Matching Contribution Account means the account or bookkeeping record reflecting the Matching Contributions made on behalf of a Participant.

1.15	Participant

Participant means an Eligible Employee who satisfies the requirements of Article II.

1.16	Plan

Plan means the CarMax, Inc. Retirement Restoration Plan.

1.17	Plan Compensation

Plan Compensation means the excess (if any) of (a) the Participant’s Compensation for the Plan Year over (b) the annual tax-qualified plan compensation limitation set forth under Code section 401(a)(17), as adjusted for that Plan Year.

1.18	Plan Year

Plan Year means the annual period beginning on January 1 and ending on December 31.

1.19	Related Company

Related Company means any corporation which, when considered with the Company, would constitute a controlled group of corporations within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C) or any entity, whether or not incorporated which, when considered with the Company, would constitute a controlled group in accordance with Code section 414(c) and regulations promulgated thereunder.

1.20	Retire

Retire means a Termination of Employment by a Participant at or after age 65, other than due to death.

1.21	Retirement Contribution

Retirement Contribution means “Retirement Contribution,” as defined under the Retirement Savings Plan.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

1.22	Retirement Restoration Contribution

Retirement Restoration Contribution means the Company’s unfunded contribution to a Participant’s Account as provided in Plan section 3.02.

1.23	Retirement Restoration Contribution Account

Retirement Restoration Contribution means the account or bookkeeping record reflecting the Retirement Restoration Contributions made on behalf of a Participant.

1.24	Retirement Savings Plan

Retirement Savings Plan means the CarMax, Inc., Retirement Savings Plan, as in effect on January 1, 2009, and as subsequently amended for the applicable time.

1.25	Salary Reduction Contribution

Salary Reduction Contribution means a Participant’s elective deferrals made at the election of the Participant pursuant to Plan section 2.03.

1.26	Salary Reduction Contribution Account

Salary Reduction Contribution Account means the account or bookkeeping record reflecting the Participant’s Salary Reduction Contributions.

1.27	Salary Reduction Election

Salary Reduction Election means the deferral election made by a Participant pursuant to Plan section 2.03.

1.28	Spouse or Surviving Spouse

Spouse or Surviving Spouse means the person to whom the Participant is legally married as determined under federal law and under the laws of the state of his domicile, on his death or on the date benefits are paid, whichever is earlier.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

1.29	Termination of Employment

Termination of Employment means a Participant’s separation from service from the Company, whether an Employee Retires or through any other termination of employment, within the meaning of Code section 409A and Treasury Regulations thereunder.

1.30	Totally and Permanently Disabled

Totally and Permanently Disabled means the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a disability plan covering employees of the Company.

1.31	Valuation Date

Valuation Date means any day that the New York Stock Exchange is open for business.

1.32	Year of Vesting Service

Year of Vesting Service means each Plan Year for which an Employee is entitled to a Year of Vesting Service in accordance with and subject to the rules set forth in the Retirement Savings Plan.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01	Eligibility Requirements

An individual shall become a Participant in the Plan as of the first day of the first Plan Year in which such individual is an Eligible Employee whose Compensation for such Plan Year exceeds the compensation dollar limit imposed under Code section 401(a)(17) (for example, $230,000 for calendar year 2008).

2.02	Participation in the Plan

(a)           An Eligible Employee who wishes to make Salary Reduction Contributions under the Plan must submit a Salary Reduction Election to the Administrator in accordance with the procedures set forth in Plan section 2.03.

(b)           Each Eligible Employee and Participant must correctly disclose to the Administrator all requested information necessary for the administration of the Plan.

(c)           A Participant shall continue to be a Participant of the Plan until the date that he is no longer entitled to benefits under the Plan.

2.03	Salary Reduction Election

(a)           Amount of Salary Reduction Contributions.  A Participant may elect to defer a percentage (in one percent (1%) increments) of his Plan Compensation under the Plan up to the maximum percentage announced by the Administrator each Plan Year.

(b)           Elections.  Except as provided in Plan section 2.03(c), a Participant may make an election to defer Plan Compensation for a Plan Year only if such election is made no later than December 31 of the prior Plan Year, or by such earlier date as may be announced by the Administrator.  Such Salary Reduction Election shall remain in effect for the entire Plan Year and for all subsequent Plan Years until the Participant revokes such election or timely files a new Salary Reduction Election applicable to subsequent Plan Years.  Each Salary Reduction Election shall be made on a form provided by the Administrator and shall specify such additional information as the Administrator may require.

(c)           First Year of Eligibility.  In the first Plan Year in which an Eligible Employee becomes eligible to participate in the Plan, the Eligible Employee must make an initial Salary Reduction Election within 30 days after he becomes eligible to participate in the Plan.  Such Salary Reduction Election shall only be valid with respect to Compensation paid for services rendered after the date of the initial deferral election.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE III

ACCOUNTS AND INVESTMENTS

3.01	Establishment of Accounts

The Administrator shall establish and maintain a Salary Reduction Contribution Account, a Matching Contribution Account and a Retirement Restoration Contribution Account for each Participant in the Plan.  As required for appropriate recordkeeping, the Administrator may establish and name subaccounts for each Participant.

3.02	Retirement Restoration Contributions

If a Retirement Contribution is declared under the Retirement Savings Plan for a Plan Year, as soon as practicable after the end of such Plan Year, the Company shall credit to the Participant’s Retirement Restoration Contribution Account an amount equal to (a) the percentage declared under the Retirement Savings Plan for purposes of calculating that Participant’s Retirement Contribution, if any, times (b) the Participant’s Plan Compensation.  A Participant will not receive a Retirement Restoration Contribution for a Plan Year unless the Participant receives a Retirement Contribution for a Plan Year.  A Participant must be employed on the last day of such Plan Year to be eligible for a Retirement Restoration Contribution except in the case of a Participant who has died, or who has Retired after completing 1,000 Hours of Service (for purposes of the Retirement Savings Plan), during the Plan Year.

3.03	Salary Reduction Contributions

If a Participant makes a Salary Reduction Election under Plan section 2.03 for a Plan Year, the Company shall credit to the Participant’s Salary Reduction Contribution Account each pay period an amount equal to the amount of Plan Compensation deferred pursuant to such Participant’s Salary Reduction Election.

3.04	Matching Contributions

A Participant who makes a Salary Reduction Contribution and who has completed at least one Eligibility Computation Period (as defined in the Retirement Savings Plan) shall be entitled to a Matching Contribution with respect to such Salary Reduction Contribution.  The amount of such Matching Contribution shall be equal to fifty percent (50%) of a percentage (as announced by the Administrator) of such Salary Reduction Contribution for such Plan Year, but not to exceed five percent (5%) of such Salary Reduction Contribution for the Plan Year.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

3.05	Investment Options and Allocation of Net Income/Loss

(a)           A Participant shall select investment options at the time he files an application to become a Participant (any such selections shall be in increments of one percent (1%)).  If a Participant does not select the funds in which his Account shall be invested, his Account shall be invested in the manner determined by the Administrator or, if no such determination is announced, in the applicable default investment fund or funds under the Retirement Savings Plan.  A Participant may change his investment options on a daily basis.

(b)           As of each Valuation Date, the Company shall credit to each Participant electing investment in a fund, the net income (or loss), including all realized and unrealized gains and losses, of that fund since the last Valuation Date attributable to his Account, according to the ratio of the portion of each Participant’s Account invested in that fund as of the day immediately following the last Valuation Date, less any withdrawals or transfers since such date, to the sum of all portions of the Participants’ Account balances invested in that fund, similarly determined.

(c)           All investments under this Plan section are deemed investments used solely for measurement of the value of a Participant’s Account.

3.06	Vesting

(a)           Salary Reduction Contribution Account.  A Participant shall at all times have a one hundred percent (100%) vested, nonforfeitable interest in his Salary Reduction Contribution Account.

(b)           Matching Contribution and Retirement Restoration Contribution Accounts. A Participant who dies or Retires shall have a one hundred percent (100%) vested, nonforfeitable interest in his Matching Contribution and Retirement Restoration Contribution Accounts.  Otherwise, a Participant shall have a one hundred percent (100%) vested, nonforfeitable interest in his Matching Contribution and Retirement Restoration Contribution Accounts only after he has completed three Years of Vesting Service with the Company.  Prior to the vesting events described in this Plan section 3.06, a Participant’s Matching Contribution and Retirement Restoration Contribution Accounts shall be entirely forfeitable.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE IV

DISTRIBUTIONS

4.01	Payment of Benefits

(a)           In the event of a Participant’s Termination of Employment (including due to death) or Total and Permanent Disability, the Plan shall pay the Participant or his Beneficiary, as the case may be, the total vested value of the Participant’s Account.  Such payment shall be made within sixty (60) days following (i) the Participant’s Termination of Employment, (ii) death or (iii) the date such Participant is determined to be Totally and Permanently Disabled.

(b)           Notwithstanding Plan section 4.01(a), if required by Code section 409A, for a Participant who is entitled to a distribution upon Termination of Employment other than due to death or Total and Permanent Disability, and who is a Key Employee on the date of his Termination of Employment, the Plan shall pay the Participant the total vested value of the Participant’s Account on the first day of the month following the six-month anniversary of such Participant’s Termination of Employment.

4.02	Form of Distribution

Payment shall be made from the Plan to a Participant or Beneficiary in a single sum in cash.

4.03	Federal Income Tax Withholding

Participants and, if applicable, Beneficiaries shall be provided with proper notice and election forms for the purpose of withholding Federal income tax from distributions from the Plan in accordance with Code section 3405.

4.04	Discharge of Obligation

Payment of the value of the Participant’s Account under this Article shall discharge the Company’s obligation to the Participant or his Beneficiary.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE V

ADMINISTRATION

5.01	Administrator

(a)           The Plan will be administered by the Administrator.  The Committee shall monitor the performance of the Administrator appointed to administer the Plan.

(b)           The Company’s Chief Financial Officer shall appoint a committee to perform the day-to-day functions of administering the Plan and to function as the Administrator of the Plan.  A Participant may be appointed to serve on such committee.  Except as may be directed by the Company, no person serving as Administrator will receive any compensation for his services as Administrator.

5.02	Powers of Administrator

The Administrator will have full power and discretion to administer the Plan, including as to all of its details, including the power to decide Plan benefit claims.  For this purpose, the Administrator’s power will include, but will not be limited to, the following authority:

(a)           to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b)           to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any Employee, former Employee, Participant, former Participant and Beneficiary;

(c)           to decide all questions concerning the Plan, including whether a payment of Plan benefits is due;

(d)           to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

(e)           to authorize the payment of Plan benefits;

(f)           to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and

(g)           to appoint such agents, counsel, accountants, consultants and record keepers as may be required to assist in administering the Plan.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

5.03	Benefit Claims Review Procedure

(a)           Any claim by a Participant or his Beneficiary (hereafter the “Claimant”) for benefits shall be submitted in writing to the Administrator.  The Administrator shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, in its discretion under the provisions and rules of the Plan (a “Covered Claim”) and in accordance with the requirements of ERISA and Department of Labor regulations thereunder.  The Committee shall be responsible for providing a full review of the Administrator’s decision with regard to any claim, upon a written request by the Claimant.

(b)           Each Claimant or other interested person shall file with the Administrator or the Committee such pertinent information as the Administrator or the Committee may specify, and in such manner and form as the Administrator or the Committee may specify; and, such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant.  Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan.  If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

5.04	Administrative Costs

All reasonable costs incurred in the administration of the Plan shall be paid by the Company.

5.05	Fiduciary Discretion

In discharging the duties assigned to it under the Plan, the Committee, the Administrator and each other fiduciary with respect to the Plan has the discretion to: interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan.  Each fiduciary’s discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals.  The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties.  A fiduciary’s decision is final and conclusive unless it is established that the fiduciary’s decision constituted an abuse of its discretion, and no Plan benefits shall be paid to any Claimant unless the Administrator or the Committee shall determine, in its sole discretion, that such benefits are due.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE VI

AMENDMENT AND TERMINATION OF THE PLAN

6.01	Amendment of the Plan

The Company shall have the right by action of the Committee or its delegate to modify, alter or amend the Plan in whole or in part, provided that any such action shall not, in any way, retroactively reduce any benefit to a Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to such amendment or modification).

6.02	Termination of the Plan

The Company reserves the right to terminate the Plan at any time by action of its Board or its delegate provided that any such action shall not, in any way, retroactively reduce any benefit to a Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to such termination).  Any termination of the Plan must satisfy the requirements of Code section 409A.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

ARTICLE VII

GENERAL PROVISIONS

7.01	No Guarantee of Employment

The Plan shall not be deemed to constitute a contract between the Company and any Participant or to be consideration or an inducement for the employment of any Participant of the Company.  Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or to terminate the service of any Participant at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

7.02	Unfunded Plan

All Plan Participants and Beneficiaries are general unsecured creditors of the Company with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Company to make benefit payments in the future.  It is the intention of the Company that the Plan be considered unfunded for tax purposes.

7.03	Trust

The Company may, but is not required to, establish a grantor trust which may be used to hold assets of the Company which are maintained as reserves against the Company’s unfunded, unsecured obligations hereunder.  Such reserves shall at all times be subject to the claims of the Company’s creditors.  To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Company’s obligation hereunder, then such obligation of the Company shall be reduced to the extent such assets are utilized to meet its obligations hereunder.  Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

7.04	Payments to Minors and Incompetents

If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed so by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Administrator might designate.  Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

7.05	Non-Alienation of Benefits

To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment or pledge.  Any attempt to anticipate, assign, garnish or pledge the same will be void and no such benefits will be made in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participants.

7.06	Headings and Subheadings

The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.07	Use of Masculine and Feminine; Singular and Plural

In the construction of the Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

7.08	Beneficiary Designation

At the time of enrollment in the Plan, each Participant must designate a Beneficiary to receive settlement of his Plan account in the event of his death during employment.  A Participant may, from time to time, change a Beneficiary or Beneficiaries under the Plan.  In the event that no designated Beneficiary is surviving at the time of the Participant’s death, settlement under the Plan will be made as provided in Plan section 1.03.

7.09	Errors and Omissions

In the event an innocent error or omission is discovered in the operation or administration of the Plan, the Administrator or the Committee may make such equitable adjustments that it deems necessary or desirable to correct the error or omission.

7.10	Governing Law

Except as otherwise provided by federal law, the provisions of this Plan shall be construed and enforced according to Virginia laws, and all of the provisions of the Plan shall be administered in accordance with the laws of the Commonwealth of Virginia.

7.11	Omnibus Provisions

(a)           Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation,

CarMax, Inc.
Retirement Restoration Plan
Effective January 1, 2009

deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2).  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b)           It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder).  The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on October 21, 2008 and effective as of the 1st day of January, 2009.

CARMAX, INC.

By:          /s/ Keith D. Browning
Keith D. Browning
Executive Vice President and
Chief Financial Officer